Exhibit 4

DISTRIBUTION AND REDEMPTION AGREEMENT

THIS DISTRIBUTION AND REDEMPTION AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and between LCP Edge Holdco, LLC, a Delaware limited liability company (the “Company”), and the undersigned member of the Company (the “Member”). Capitalized terms used but not defined herein will have the meanings given thereto in the Operating Agreement (as defined below).

RECITALS

A. The Company, Vesper Healthcare Acquisition Corp., a Delaware corporation (“Vesper”), Hydrate Merger Sub I, Inc., a Delaware corporation, Hydrate Merger Sub II, LLC, a Delaware limited liability company and LCP Edge Intermediate, Inc., a Delaware corporation (“LCP Edge Intermediate”) have entered into an Agreement and Plan of Merger, dated as of December 8, 2020 (the “Merger Agreement”), pursuant to which, upon the consummation of the transactions contemplated thereby, Vesper will acquire 100% of the equity interests of LCP Edge Intermediate.

B. The Member is (a) the owner of Common Units and Preferred Units of the Company (the “Owned Interests”) as set forth on the Member’s signature page hereto, and (b) a party to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 1, 2016, as the same may have been amended (the “Operating Agreement”).

C. The Company and DW Healthcare Partners IV (B), L.P., a Delaware limited partnership, collectively, own 100% of the issued and outstanding shares of common stock and preferred stock of LCP Edge Intermediate.

D. In connection with the transactions contemplated by the Merger Agreement, the Company desires to distribute the Distributed Interests (as defined below) to the Member in exchange for the Redeemed Interests (as defined below).

E. The Member desires to exchange the Redeemed Interests for the Distributed Interests.

F. The Member acknowledges that, concurrently with the execution and delivery of this Agreement, he or she will deliver an executed lock-up agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).

AGREEMENT

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Additional Consideration” means, with respect to the Member, such Member’s right to receive a pro rata share of (i) the Earnout Shares (as defined in the Merger Agreement) and (ii) the Final Merger Consideration Surplus, if any.

(b) “Cash Payment” means, with respect to the Member, the amount of the Closing Cash Consideration (as defined in the Merger Agreement) attributable to the Member’s Owned Interests, as set forth on the Member’s signature page hereto.

(c) “Closing Stock Consideration” means, with respect to the Member, such Member’s pro rata share of the Class A Common Stock of Vesper received by the Company at the closing of the transactions contemplated by the Merger Agreement.

(d) “Distributed Interests” means, with respect to the Member, an amount equal to (i) the Cash Payment plus (ii) the Closing Stock Consideration plus (iii) the right to receive any Additional Consideration.

(e) “Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 1, 2016, as may be amended or modified from time to time in accordance with its terms.

(f) “Redeemed Interests” means, with respect to the Member, 100% of the Member’s Owned Interests that are vested as of immediately following the Second Effective Time (as defined in the Merger Agreement).

2. Representations, Warranties and Covenants of the Member. The Member hereby represents, warrants and covenants to the Company that:

(a) The Member is represented by, or has had the opportunity to engage separate legal counsel, has reviewed the terms of this Agreement, has had the opportunity to ask any questions in connection herewith and fully understands all the terms and conditions of this Agreement. The Member acknowledges that the law firm of Kirkland & Ellis LLP (“Company Counsel”) has acted as counsel for the Company in connection with the negotiation and execution of this Agreement and that the Member is not relying upon Company Counsel to act as its, his or her personal attorney in connection with any matter relating to this Agreement.

(b) The Member’s home address or principal place of business is set forth on the signature page hereto.

(c) The Member has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Member and the consummation by the Member of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of the Member. This Agreement has been duly executed and delivered by the Member and constitutes a valid and binding obligation of the Member, enforceable against the Member in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which the Member is bound, other than any restriction on transfer under any agreement to which the Company and the Member are a party (including the Operating Agreement).

(e) The Member has sole voting power and sole power of disposition with respect to all of the Owned Interests with no limitations, qualifications or restrictions on such rights and powers. The Redeemed Interests will be transferred to the Company pursuant to this Agreement, free and clear of any security interests, claims, liabilities, mortgages, pledges, assessments and other encumbrances and liens of every kind or nature whatsoever (“Liens”) other than the Permitted Liens. For purposes of this Agreement, “Permitted Liens” will mean any Lien created or made under any agreement to which the Company and the Member are a party (including the Operating Agreement).

3. Distribution and Redemption. Effective immediately following the Second Merger (as defined in the Merger Agreement) and subject to the terms and conditions set forth in this Agreement, the Member hereby irrevocably agrees to assign, transfer, convey and deliver to the Company all right, title and interest in the Redeemed Interests, free and clear of any and all Liens other than the Permitted Liens and the Company hereby agrees to accept the Redeemed Interests, free and clear of any and all Liens other than the Permitted Liens in complete redemption of the Member’s Owned Interest in the Company. In consideration of the Redeemed Interests, the Company will distribute, assign and deliver to the Member all right, title and interest in the Distributed Interests, free and clear of any and all Liens, other than the Permitted Liens, such distribution being conditioned upon the receipt by the Company of the Member’s executed Lock-Up Agreement. For the avoidance of doubt, with respect to the Redeemed Interests, the distribution of the Distributed Interests to the Member as set forth herein constitutes the entirety of the distributions to which the Member is entitled under the Operating Agreement, and the Member has no right to, or any interest in, any subsequent distributions from the Company or pursuant to the Operating Agreement.

4. Identification of Units. The Company will, to the extent possible, distribute (and be deemed to distribute) to the Member the same property (if any) that was contributed (or deemed contributed) by the Member to the Company in complete redemption of the Member’s Owned Interests; provided, however, no party is providing any covenant, representation or guarantee with respect to such treatment. Each of the parties hereto, to the extent advised by their accountants, will prepare and file all tax returns in a manner consistent with such treatment, unless otherwise required by law.

5. Termination. In the event that the Merger Agreement terminates in accordance with its terms at any time prior to the consummation of the transactions contemplated thereby, then this Agreement will also terminate and be of no further force or effect simultaneously with such termination.

6. Counterparts; Signatures. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same instrument. This Agreement, and all notices or other documents delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of .pdf or other means of electronic transmission, will be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

7. Governing Law. This letter agreement will be construed and governed in accordance with the laws of the State of Delaware, without regard to laws regarding conflicts of law.

8. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) (i) when personally delivered, (ii) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (iii) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid and (b) when transmitted via electronic mail to the e-mail addresses set out below. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(a) If to the Company:

c/o Linden Capital Partners LLC 150 North Riverside Plaza
Suite 5100
Chicago, IL 60606
Attn:	Anthony Davis
Kam Shah
E-mail:	tdavis@lindenllc.com
kshah@lindenllc.com

With a copy to (which will not constitute notice):

Kirkland & Ellis LLP 300 North LaSalle Street
Chicago, Illinois 60654
Attn:	Robert A. Wilson, P.C.
Maggie Flores
E-mail:	rwilson@kirkland.com
maggie.flores@kirkland.com

(b) If to the Member, to the address set forth on the signature page hereto.

or such other address as such party hereto may have given to the other parties by notice pursuant to this Section 8.

9. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective personal representative, heirs, administrators, executors, successors and permitted assigns. The Member will not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

10. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Member, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and will not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. The representations and warranties of the Member contained herein will survive the consummation of the transactions contemplated hereby.

12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid and unenforceable.

13. Trial by Jury. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM INVOLVING THE FINANCING SOURCES UNDER THE DEBT FINANCING), REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

14. Submission to Jurisdiction. THE PARTIES HERETO AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT. NOTWITHSTANDING THE FOREGOING, NO PARTY HERETO, NOR ANY OF ITS AFFILIATES, SECURITY HOLDERS, SHAREHOLDERS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, OTHER REPRESENTATIVES AND SUCCESSORS AND ASSIGNS, WILL BRING, OR SUPPORT THE BRINGING OF, ANY CLAIM, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY FINANCING SOURCE, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT LETTER, FEE LETTER OR THE PERFORMANCE THEREOF, ANYWHERE OTHER THAN IN (I) A NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK OR (II) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (BOROUGH OF MANHATTAN) AND FURTHER AGREE TO WAIVE AND HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW HAVE OR HEREAFTER HAVE TO THE LAYING OF VENUE OF, AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF, ANY SUCH ACTION IN ANY COURT.

15. No Third Party Beneficiaries. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the parties hereto, and their respective successors and permitted assigns, as the case may be, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party hereto, nor will any provision of this Agreement give any third parties any right of subrogation or action over or against any party hereto.

16. Remedies Cumulative. All remedies of the parties provided herein will, to the extent permitted by law, be deemed cumulative and not exclusive of any other remedies available to the parties, by judicial proceedings or otherwise and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as will be deemed expedient, by such party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Distribution and Redemption Agreement on the date first written above.

COMPANY:

LCP EDGE HOLDCO, LLC

By:
Name:
Its:	Authorized Signatory

MEMBER:

Name:

Preferred Units:
Common Units:
Incentive Units:
Participation Threshold:
Cash Payment:

Member’s Home or Office Address:

Email:

Exhibit A

Form of Lock-Up Agreement